EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Corporation Reports Third Quarter 2024 Results
HOUSTON--(BUSINESS WIRE)--Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced third quarter 2024 results.

SUMMARY FINANCIAL HIGHLIGHTS (in millions of dollars, except per share data and percentages)

	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2023

Westlake Corporation
Net sales	$3,117	$3,207	$3,115
Income from operations	$180	$406	$349
Net income attributable to Westlake Corporation	$108	$313	$285
Diluted earnings per common share	$0.83	$2.40	$2.20
Identified Item (1)	$75	$—	$—
Net income attributable to Westlake Corporation excl. Identified Item	$183	$313	$285
Diluted earnings per common share excl. Identified Item	$1.41	$2.40	$2.20
EBITDA	$505	$744	$682
EBITDA excl. Identified Item	$580	$744	$682
EBITDA margin (2)	19%	23%	22%

Performance and Essential Materials ("PEM") Segment
Net sales	$2,019	$2,013	$1,971
Income from operations	$(9)	$157	$105
EBITDA	$222	$391	$339
Identified Item (1)	$75	$—	$—
EBITDA excl. Identified Item	$297	$391	$339
EBITDA margin (2)	15%	19%	17%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$1,098	$1,194	$1,144
Income from operations	$202	$266	$256
EBITDA	$262	$336	$327
EBITDA margin	24%	28%	29%
i

______________________________
(1)"Identified Item" represents $75 million accrued expense to temporarily cease operations ("mothball") of the allyl chloride (AC) and epichlorohydrin (ECH) units at the Company's site in Pernis, the Netherlands
(2)Excludes Identified Item
RESULTS
Consolidated Results
(Unless otherwise noted the financial numbers below exclude the Identified Item)
For the third quarter of 2024, the Company reported net sales of $3.1 billion, net income of $183 million, or $1.41 per share, and EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $580 million. During the third quarter of 2024, we experienced extended maintenance outages at our ethylene JV facility, which drove higher purchases of ethylene feedstock, and one of our chlorovinyl facilities.

Third quarter 2024 sales of $3.1 billion declined by 3% compared to the second quarter of 2024. Company sales volume decreased 4% sequentially while average sales price increased 1% from the previous quarter. Net income of $183 million decreased by $130 million as compared to the second quarter of 2024. The sequential decrease in net income compared to the prior quarter was primarily due to the aforementioned production outages, higher ethylene feedstock costs and lower sales volume.

EBITDA of $580 million for the third quarter of 2024 decreased by $102 million as compared to third quarter 2023 EBITDA of $682 million. Third quarter 2024 EBITDA decreased by $164 million as compared to second quarter 2024 EBITDA of $744 million.

A reconciliation of EBITDA (including and excluding the Identified Item) to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release. Reconciliations of segment EBITDA (including and excluding the Identified Item) to net income and income from operations can be found in the financial schedules at the end of this press release.
Mothball Expenses ("Identified Item")
During the third quarter of 2024, the Company accrued $75 million of mothball expenses in the Performance and Essential Materials segment related to the previously announced decision to mothball two units within our European epoxy business to align our manufacturing footprint and costs with changing global conditions. Consistent with our previous disclosure, cash outflows related to these mothball expenses are expected to occur over several years starting in 2025.
Cash and Debt
Net cash provided by operating activities was $474 million for the third quarter of 2024 and capital expenditures were $220 million. $300 million of maturing senior notes were redeemed during the quarter, resulting in cash and cash equivalents of $2.9 billion and total debt of $4.6 billion as of September 30, 2024.
Performance and Essential Materials Segment
(Unless otherwise noted the financial numbers below exclude the Identified Item)
For the third quarter of 2024, PEM sales of $2.0 billion were in line with the second quarter of 2024. PEM sales volume decreased 1% quarter-over-quarter while average sales price increased 1% sequentially.

PEM income from operations was $66 million in the third quarter of 2024 as compared to income from operations of $157 million in the second quarter of 2024. This sequential decrease of $91 million was primarily driven by unplanned outages and higher ethylene feedstock costs, which were partially offset by higher average sales price, particularly for polyethylene.

Compared to the prior year period, PEM income from operations decreased by $39 million. This decrease in income from operations versus the third quarter of 2023 was primarily driven by unplanned outages and lower average sales price that were partially offset by higher sales volume, particularly for chlorine, caustic soda and epoxy resin.
Housing and Infrastructure Products Segment
For the third quarter of 2024, HIP sales of $1.1 billion decreased from second quarter of 2024 sales of $1.2 billion as a result of lower sales volume due to slower North American residential construction activity and weather disruptions.

HIP income from operations was $202 million in the third quarter of 2024 as compared to income from operations of $266 million in the second quarter of 2024. This sequential decrease of $64 million was primarily due to lower sales volume at most product categories as a result of slower North American residential construction activity and weather disruptions.

Compared to the prior year period, HIP income from operations decreased by $54 million. This decrease in income from operations versus the third quarter of 2023 was primarily driven by lower average sales price and lower sales volume, particularly for pipe & fittings.
EXECUTIVE COMMENTARY
"During the third quarter of 2024, global macroeconomic trends modestly improved from the environment we saw in the second quarter of 2024 with relatively solid and improving conditions in North America, a continuing recovery in Asia, and slow improvement in Europe. Demand for our products during the third quarter was consistent with these market conditions, and our third quarter financial results would have reflected these trends if it had not been for extended maintenance outages at two plants during the quarter in our PEM segment. While we are disappointed with this operational performance, we have completed the maintenance and these plants have returned to service. Furthermore, we are applying the lessons learned from these incidents to other plants, while increasing our focus on preventive maintenance across our organization to improve the reliability of our plants," said Jean-Marc Gilson, President and Chief Executive Officer.

"The pace of the recovery from the recent trough in global industrial and manufacturing activity remains uneven. However, recent monetary and fiscal stimulus, including actions by the Federal Reserve and the Chinese government, have the potential to accelerate the pace and duration of the macroeconomic recovery. Meanwhile, we will continue to focus on our levers for growth, including developing and commercializing innovative new products to help our customers address their needs, improving the profitability and reliability of our plants, and redeploying our investment-grade balance sheet to create long-term shareholder value," concluded Mr. Gilson.

Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments, global macroeconomic conditions, continuing stabilization or increases in sales prices, volumes, margins and profitability in both domestic and export markets for most of our products, industrial, manufacturing, residential construction and infrastructure activity in our target markets, our ability to weather economic volatility, raw material costs, higher energy prices, the earnings potential of our assets, monetary and fiscal policies domestically and abroad, the pace and duration of economic recovery, our ability to improve profitability and reliability of our plants, future preventative maintenance activities, our ability to continue to execute our strategies, and our ability to create long-term value for our shareholders are forward-looking statements.

These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; the results of acquisitions and our integration efforts; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia and Ukraine and elsewhere; uncertainties associated with pandemic infectious diseases; uncertainties associated with climate change; the potential impact on demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions (including explosions, fires, weather-related incidents, unscheduled downtime and environmental risks); changes in laws and regulations, including trade policies; technological developments; information systems failures and cyberattacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; the effect and results of litigation and settlements of litigation; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC in February 2024, and Westlake's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed with the SEC in August 2024.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA, EBITDA margin and certain financial measures adjusted to exclude the effect of the Identified Item, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission (SEC) as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP), but believe that certain non-GAAP financial measures, such as EBITDA, EBITDA margin and certain financial measures that exclude the effect of the Identified Item, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) EBITDA to net income, income from operations and net cash provided by operating activities (including and excluding the Identified Item), and (ii) segment EBITDA to segment income from operations (including and excluding the Identified Item) can be found in the financial schedules at the end of this press release.
About Westlake
Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods. For more information, visit the Company's web site at www.westlake.com.

Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's third quarter 2024 results will be held Tuesday, November 5, 2024 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register.vevent.com/register/BI9dd3d967e2694f52b0a3216544d073e3. Once registered, you will receive a phone number and unique PIN number.
A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/te7pi7po.
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WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in millions of dollars, except per share data and share amounts)
Net sales	$3,117	$3,115	$9,299	$9,722
Cost of sales	2,618	2,529	7,670	7,702
Gross profit	499	586	1,629	2,020
Selling, general and administrative expenses	215	206	648	641
Amortization of intangibles	29	31	89	92
Restructuring, transaction and integration-related costs	75	—	83	6
Income from operations	180	349	809	1,281
Interest expense	(39)	(40)	(120)	(124)
Other income, net	44	56	153	101
Income before income taxes	185	365	842	1,258
Provision for income taxes	65	70	214	249
Net income	120	295	628	1,009
Net income attributable to noncontrolling interests	12	10	33	33
Net income attributable to Westlake Corporation	$108	$285	$595	$976
Earnings per common share attributable to Westlake Corporation:
Basic	$0.84	$2.22	$4.61	$7.61
Diluted	$0.83	$2.20	$4.58	$7.56
Weighted average common shares outstanding:
Basic	128,638,632	127,854,464	128,525,531	127,685,210
Diluted	129,340,461	128,583,927	129,237,560	128,509,618

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2024	December 31, 2023

	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$2,915	$3,304
Accounts receivable, net	1,754	1,601
Inventories	1,747	1,622
Prepaid expenses and other current assets	133	82
Total current assets	6,549	6,609
Property, plant and equipment, net	8,602	8,519
Other assets, net	5,958	5,907
Total assets	$21,109	$21,035

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,351	$2,491
Current portion of long-term debt, net	—	299
Long-term debt, net	4,616	4,607
Other liabilities	2,956	2,874
Total liabilities	9,923	10,271
Total Westlake Corporation stockholders' equity	10,662	10,241
Noncontrolling interests	524	523
Total equity	11,186	10,764
Total liabilities and equity	$21,109	$21,035

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2024	2023

	(in millions of dollars)
Cash flows from operating activities
Net income	$628	$1,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	833	815
Deferred income taxes	(58)	(67)
Net loss on disposition and others	51	43
Other balance sheet changes	(574)	(37)
Net cash provided by operating activities	880	1,763
Cash flows from investing activities
Additions to investments in unconsolidated subsidiaries	(24)	(18)
Additions to property, plant and equipment	(723)	(752)
Other, net	11	20
Net cash used for investing activities	(736)	(750)
Cash flows from financing activities
Distributions to noncontrolling interests	(31)	(33)
Dividends paid	(197)	(156)
Proceeds from exercise of stock options	13	39
Repayment of senior notes	(300)	—
Repurchase of common stock for treasury	—	(23)
Other, net	(2)	(2)
Net cash used for financing activities	(517)	(175)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(388)	826
Cash, cash equivalents and restricted cash at beginning of period	3,319	2,246
Cash, cash equivalents and restricted cash at end of period	$2,931	$3,072

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in millions of dollars)
Net external sales
Performance and Essential Materials
Performance Materials	$1,164	$1,127	$3,505	$3,549
Essential Materials	855	844	2,458	2,907
Total Performance and Essential Materials	2,019	1,971	5,963	6,456
Housing and Infrastructure Products
Housing Products	937	963	2,826	2,699
Infrastructure Products	161	181	510	567
Total Housing and Infrastructure Products	1,098	1,144	3,336	3,266
	$3,117	$3,115	$9,299	$9,722
Income (loss) from operations
Performance and Essential Materials	$(9)	$105	$170	$723
Housing and Infrastructure Products	202	256	678	589
Corporate and other	(13)	(12)	(39)	(31)
	$180	$349	$809	$1,281
Depreciation and amortization
Performance and Essential Materials	$225	$225	$669	$652
Housing and Infrastructure Products	54	51	157	157
Corporate and other	2	1	7	6
	$281	$277	$833	$815
Other income, net
Performance and Essential Materials	$6	$9	$27	$14
Housing and Infrastructure Products	6	20	27	30
Corporate and other	32	27	99	57
	$44	$56	$153	$101

WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES (INCLUDING AND EXCLUDING IDENTIFIED ITEM)
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2024	2023	2024	2023

	(in millions of dollars, except percentages)
Net cash provided by operating activities	$237	$474	$696	$880	$1,763
Changes in operating assets and liabilities and other	50	(354)	(417)	(310)	(821)
Deferred income taxes	36	—	16	58	67
Net income	323	120	295	628	1,009
Add:
Mothball expenses	—	75	—	75	—
Net income excl. Identified Item	$323	$195	$295	$703	$1,009

Net income	323	120	295	628	1,009
Less:
Other income, net	59	44	56	153	101
Interest expense	(41)	(39)	(40)	(120)	(124)
Provision for income taxes	(101)	(65)	(70)	(214)	(249)
Income from operations	406	180	349	809	1,281
Add:
Mothball expenses	—	75	—	75	—
Income from operations excl. Identified Item	406	255	349	884	1,281
Add:
Depreciation and amortization	279	281	277	833	815
Other income, net	59	44	56	153	101
EBITDA excl. Identified Item	744	580	682	1,870	2,197
Less:
Mothball expenses	—	75	—	75	—
EBITDA	$744	$505	$682	$1,795	$2,197
Net external sales	$3,207	$3,117	$3,115	$9,299	$9,722
Operating Income Margin	13%	6%	11%	9%	13%
Operating income margin excl. Identified Item	13%	8%	11%	10%	13%
EBITDA Margin	23%	16%	22%	19%	23%
EBITDA margin excl. Identified Item	23%	19%	22%	20%	23%

x

WESTLAKE CORPORATION
RECONCILIATION OF DILUTED EARNINGS PER COMMON SHARE TO DILUTED EARNINGS PER COMMON SHARE EXCLUDING IDENTIFIED ITEM
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2024	2023	2024	2023

	(per share data)
Diluted earnings per common share attributable to Westlake Corporation	$2.40	$0.83	$2.20	$4.58	$7.56
Add:
Mothball expenses	—	0.58	—	0.58	—
Diluted earnings per common share attributable to Westlake Corporation excl. Identified Item	$2.40	$1.41	$2.20	$5.16	$7.56

WESTLAKE CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2024	2023	2024	2023

	(in millions of dollars)
Net cash provided by operating activities	$237	$474	$696	$880	$1,763
Less:
Additions to property, plant and equipment	231	220	$245	723	752
Free cash flow	$6	$254	$451	$157	$1,011

WESTLAKE CORPORATION
RECONCILIATION OF PEM SEGMENT EBITDA TO INCOME FROM OPERATIONS (INCLUDING AND EXCLUDING IDENTIFIED ITEM)
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2024	2023	2024	2023

	(in millions of dollars, except percentages)
Performance and Essential Materials Segment
Income (loss) from operations	$157	$(9)	$105	$170	$723
Add:
Mothball expenses	—	75	—	75	—
Income (loss) from operations excl. Identified Item	157	66	105	245	723
Add:
Depreciation and amortization	224	225	225	669	652
Other income, net	10	6	9	27	14
EBITDA excl. Identified Item	391	297	339	941	1,389
Less:
Mothball expenses	—	75	—	75	—
EBITDA	$391	$222	$339	$866	$1,389
Net external sales	$2,013	$2,019	$1,971	$5,963	$6,456
Operating Income Margin	8%	—%	5%	3%	11%
Operating income margin excl. Identified Item	8%	3%	5%	4%	11%
EBITDA Margin	19%	11%	17%	15%	22%
EBITDA margin excl. Identified Item	19%	15%	17%	16%	22%
WESTLAKE CORPORATION

RECONCILIATION OF HIP SEGMENT EBITDA TO INCOME FROM OPERATIONS
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2024	2023	2024	2023

	(in millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$266	$202	$256	$678	$589
Add:
Depreciation and amortization	53	54	51	157	157
Other income, net	17	6	20	27	30
EBITDA	$336	$262	$327	$862	$776
Net external sales	$1,194	$1,098	$1,144	$3,336	$3,266
Operating Income Margin	22%	18%	22%	20%	18%
EBITDA Margin	28%	24%	29%	26%	24%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS
(Unaudited)

	Third Quarter 2024 vs. Third Quarter 2023		Third Quarter 2024 vs. Second Quarter 2024
	Average Sales Price	Volume	Average Sales Price	Volume
Performance and Essential Materials	-3%	+6%	+1%	-1%
Housing and Infrastructure Products	-3%	-1%	—%	-9%
Company	-3%	+3%	+1%	-4%